UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

INTELLINETICS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-31671	87-0613716
(State or other jurisdiction	(Commission File Number)	(I.R.S Employer
of incorporation)		Identification No.)

2190 Dividend Dr., Columbus, Ohio	43228
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (614) 388-8908

Intellinetics, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 3.02 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 3.02 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

On December 30, 2016 and January 6, 2017, Intellinetics, Inc. (the “Company”), entered into a note purchase agreement (the ”Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which it sold an aggregate principal amount of $1,092,000 in 12% Subordinated Convertible Notes (“Notes”), for $867,000 in cash and the exchange of $225,000 principal face amount of promissory notes previously issued by the Company. The Notes are convertible into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at a conversion price of $0.65 per share (the “Offering”). The Company intends to use the net proceeds of the Offering for working capital and general corporate purposes.

The Notes, together with any accrued and unpaid interest, become due and payable on December 31, 2018 (the “Maturity Date”). Interest on the Notes will accrue at the rate of 12% per annum, of which (i) 6% shall be payable quarterly in cash in arrears on the first day of each quarter, and (ii) 6% per annum (the “Deferred Interest Amount”), which shall accrue and become due on the Maturity Date. If any quarterly interest payment is not made by its payment date, then the Deferred Interest Amount for such quarterly interest payment shall increase from 6% to 8%. Any amounts remaining outstanding after the Maturity Date will accrue interest at the rate of 14% per annum. The Notes will be convertible into Common Stock at a conversion price of $0.65 per share at the discretion of the holder, with special provisions applying to any holder whose conversion would result in the holder beneficially owning more than 4.99% of the Company’s Common Stock. The Company will provide the Note holders with limited piggyback registration rights with respect to the resale of the Common Stock into which the Notes may be converted. The form of the Notes is incorporated as Exhibit 10.2 to this Report, and the summary description of the terms of the Notes contained herein is qualified in its entirety by reference to Exhibit 10.2.

Of the Notes sold, a Note with a principal amount of $250,000 was sold to Michael N. Taglich, a beneficial owner of more than 10% of the Company’s Common Stock. As payment for such Note, Mr. Taglich (i) paid $150,000 in cash and (ii) cancelled an existing convertible note issued by the Company with a principal amount of $100,000, dated November 30, 2016.

Also among the Notes sold, a Note with a principal amount of $100,000 was sold to Robert F. Taglich, a beneficial owner of more than 10% of the Company’s Common Stock. As payment for such Note, Mr. Taglich cancelled an existing convertible note issued by the Company with a principal amount of $100,000, dated November 30, 2016.

Also among the Notes sold, a Note with a principal amount of $25,000 was sold to Robert C. Schroeder, a director of the Company. As payment for such Note, Mr. Schroeder cancelled an existing convertible note issued by the Company with a principal amount of $25,000, dated November 30, 2016.

The Company retained Taglich Brothers, Inc. (the “Placement Agent”) as the exclusive placement agent for the Offering. In connection with the Offering, the Company paid the Placement Agent a cash payment of $100,000, which represented an 8% commission of the gross proceeds. The Company has also committed to reimburse the Placement Agent for reasonable out of pocket expenses, FINRA filing fees and related legal fees in an amount of up to $30,000. In addition, the Placement Agent earned warrants to purchase 134,400 shares of Common Stock, which represented 8% of the shares of Common Stock into which the Notes sold in the Offering are convertible (the “Placement Agent Warrants”), which have an exercise price of $0.75 per share, will be exercisable for a period of five years, contain customary cashless exercise and anti-dilution protection and are entitled to registration rights. The Placement Agent has certain material relationships with the Company: Robert Schroeder is a Director of the Company and also the Vice President of Investment Banking at the Placement Agent; Michael Taglich is a beneficial owner of more than 10% of the Company’s Common Stock and also the Co-Founder, President & Chairman of the Placement Agent; and Robert Taglich is a beneficial owner of more than 10% of the Company’s Common Stock and also the Co-Founder and Managing Director of the Placement Agent.

The Notes sold in the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The Investors are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act.   This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same.

The foregoing descriptions of the Purchase Agreement, Notes, and Placement Agent Warrants are qualified in their entirety by reference to the full text of the Purchase Agreement, Notes, and Placement Agent Warrants, copies of each of which are attached as exhibits 10.1-10.3, respectively, hereto.

The Company also issued an aggregate of 61,110 shares of Common Stock on January 5, 2017, to its outside directors, as part of its annual director compensation previously disclosed by the Company in the Company's Schedule 14A Definitive Proxy Statement, filed on May 16, 2016.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Name of Exhibit
10.1	Form of Note Purchase Agreement, dated December 30, 2016 and January 6, 2017
10.2	Form of 12% Subordinated Convertible Notes, dated December 30, 2016, and January 6, 2017
10.3	Form of Placement Agent Warrants, dated December 30, 2016 and January 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLINETICS, INC.

	By:	/s/ Matthew L. Chretien
Matthew L. Chretien
President and Chief Executive Officer

Dated: January 6, 2017